UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

          On April 21, 2007, Scientific Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PT Prima Jasa Energy, an Indonesian crude oil drilling and service corporation (“PJE”), for the acquisition of certain of PJE’s assets, including certain heavy drilling equipment, facilities and contract rights associated with its crude oil drilling and service business. The purchase price for the assets is approximately $300,000, subject to certain adjustments as set forth in the Purchase Agreement.  The closing of the transactions contemplated by the Purchase Agreement is scheduled to occur on April 30, 2007.

          On April 21, 2007, the Company also entered into a long-term Drilling Services Agreement (the “Services Agreement”) with PJE, pursuant to which PJE will provide crude oil drilling and services to the Company. The Services Agreement will commence on May 1, 2007, subject to the closing of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

Date: April 23, 2007	By:	/s/ Stanley Chan
	Name:	Stanley Chan
	Title:	President & CEO